UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As Xcyte Therapies, Inc. (“Xcyte”) previously disclosed in its Form 8-K filed on June 7, 2005, Xcyte received a notice from The Nasdaq Stock Market stating that for 30 consecutive business days, the bid price of Xcyte’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). Under Marketplace Rule 4450(e)(2), Xcyte was provided with 180 calendar days, or until December 5, 2005, to regain compliance with this rule. On December 6, 2005, Xcyte received a notice from The Nasdaq Stock Market informing Xcyte that Xcyte failed to regain compliance and that its shares would be delisted. Xcyte intends to appeal the Staff’s determination; however, there can be no assurance that such appeal would be successful. If Xcyte timely appeals the Staff’s determination, its common stock will remain listed on The Nasdaq National Market while the appeal is pending.

If Xcyte’s common stock is delisted, its 6% convertible exchangeable preferred stock would also be delisted unless such preferred stock separately meets all of the minimum listing requirements at that time.

On December 12, 2005, Xcyte issued a press release announcing that it had received the Nasdaq Staff Determination letter on December 6, 2005. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated December 12, 2005 entitled “Xcyte Receives Notice of Non-Compliance with Nasdaq Continued Listing Standard”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: December 12, 2005

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